Exhibit 3.1

                                                                           FILED
                                                                 October 2, 2002
                                                                 STATE TREASURER

                            CERTIFICATE OF AMENDMENT

                                       OF

                                    PSEGH LLC

      1. The name of the limited liability company is PSEGH LLC.

      2. The Certificate of Formation of the limited liability company is hereby amended as follows:

         The name of the Limited Liability Company shall be changed to:

                          PSEG Energy Holdings L.L.C.

      3. This Certificate of Amendment shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of PSEGH LLC this 2nd day of October, 2002.

                                       PSEGH LLC

                                       By: /s/ Derek M. DiRisio
                                           -----------------------------
                                           Derek M. DiRisio
                                           Vice President